Tax Deed of Covenant



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                           WORLD-WIDE HOLDINGS LIMITED

                          DATED AS OF DECEMBER 31, 2001



                         PACIFIC LIFE INSURANCE COMPANY

                                       and

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                              TAX DEED OF COVENANT


                        relating to the sale and purchase
                    of the whole of the issued share capital
                         of WORLD-WIDE HOLDINGS LIMITED


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                                 Reference - ACT



                              TAX DEED OF COVENANT


This deed is made as of December 31, 2001.

Between

(1) PACIFIC LIFE INSURANCE COMPANY a company registered in California, United States at 700 Newport Center Drive, Newport Beach, California CA92660-6397, United States (the "Seller"); and

(2) SCOTTISH ANNUITY & LIFE HOLDINGS, Ltd. a company registered in the Cayman Islands at Maples and Calder, Ugland House, South Church Street, P.O. Box 309 G.T., Grand Cayman, Cayman Islands, B.W.I. (the "Buyer").

Recitals

By an agreement (the "Agreement") dated August 6, 2001, as amended, and made between the Seller and the Buyer, the Seller agreed to sell the whole of the issued share capital of World-Wide Holdings Limited, a company registered and incorporated in accordance with the laws of England and Wales having registration number 2145545 and its registered address at Old Bank House, Thames Street, Windsor, Berkshire SL4 1PZ, United Kingdom, to the Buyer and the Seller agreed on the Closing Date of such sale to enter into this Deed.

It is agreed as follows:

1.   Interpretation

     1.1 In this Deed words and expressions defined in the Agreement have the same meaning except where otherwise provided or unless there is something in the subject matter or context which is inconsistent with them.

     1.2 "Auditors" means the auditors for the time being of the relevant Group Company;

     1.3 "Covenantors' Reliefs" means any Relief or right to repayment of Taxation which is or becomes available to any Group Company in respect of or by reference to any period or part of a period prior to the Closing Date other than a Purchaser's Relief;

     1.4 "Group Company" means either Holdings or the Company, and "Group" means both of them.

     1.5 "Event" means the existence of any state of affairs and any payment, transaction, act, omission or occurrence of whatever nature whether or not a Group Company or the Buyer is a party thereto and for the avoidance of doubt includes:


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          1.5.1   the execution of the Agreement and closing of the sale of
                  the Shares to the Buyer; and

          1.5.2 the death of any person; and references to an Event occurring on or before the Closing Date shall include an Event deemed, pursuant to any Taxation Statute, to occur or which is otherwise treated or regarded as occurring on or before the Closing Date. References to an Event which occurred on or before the Closing Date include the combined result of two or more Events all of which occurred on or before the Closing Date.

     1.6 "Liability for Taxation" means any liability of a Group Company to make an actual payment of or in respect of Taxation whether or not the same is primarily payable by the Group Company and whether or not the Group Company has or may have any right of reimbursement against any other person or persons and shall also include:

          1.6.1 the Loss of any Relief where such Relief has been taken into account in computing and so reducing or eliminating any provision for deferred Tax which appears in the 2000 Company Financials (or which but for such Relief would have appeared in the 2000 Company Financials) or where such Relief was treated as an asset of the Group in the 2000 Company Financials or was taken into account in computing any deferred Tax asset which appears in the 2000 Company Financials in which case the amount of the Liability for Taxation shall be the amount of Taxation which would (on the basis of Tax rates current at the Balance Sheet Date) have been saved but for such Loss assuming for this purpose that the Company had sufficient profit or was otherwise in a position to use the relief;

          1.6.2 the Loss of any right to repayment of Taxation (including any repayment supplement) which was treated as an asset in the 2000 Company Financials in which case the amount of the Liability for Taxation shall be the amount of the right to repayment and any related repayment supplement; and

          1.6.3 the set off or use against income, profits or gains earned, accrued or received or against any Tax chargeable in respect of an event occurring on or before the Closing Date of any Relief or right to repayment of taxation (including any repayment supplement) which is not available before the Closing Date but arises after the Closing Date in circumstances where, but for such set off or use, a Group Company would have had a liability to make an actual payment of or in respect of Taxation for which the Buyer would have been able to make a claim against the Seller under this Deed in which case the amount of the Liability for Taxation shall be the amount of Taxation saved by a Group Company as a result of such set off or use.

     1.7 "Loss" means any reduction, modification, loss, counteraction, nullification, utilisation, disallowance or claw back for whatever reason.

     1.8 "Purchaser's Relief" means any Relief or right to repayment of Taxation as is mentioned in clauses 1.6.1 to 1.6.3.


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     1.9  "Relevant Company" means any company other than a Group Company, the
          Buyer and any company that may be treated as being a member of the same group of companies as the Buyer or as being associated with the Buyer for the purposes of the Tax that has given rise to the Liability for Taxation under clause 2.1.2.

     1.10 "Relief" means any loss, relief, allowance, credit, exemption or set off in respect of Taxation or any deduction in computing income, profits or gains for the purposes of Taxation.

     1.11 "Tax" or "Taxation" means:

          1.11.1 all forms of Taxation (both direct and indirect) including and without limitation any charge, tax, duty, levy, impost, withholding or liability wherever chargeable imposed for support of national, state, federal, municipal or local government or any other person and whether of the UK or any other jurisdiction; and

          1.11.2 any penalty, fine, surcharge, interest, charges or costs payable in connection with any taxation within clause 1.11.1 above.

     1.12 "Tax Claim" means any assessment, self assessment, notice, demand, letter or other document issued or action taken by or on behalf of any Taxation Authority from which it appears that a Group Company or the Buyer is or may be subject to a Liability for Taxation or other liability in respect of which the Seller are or may be liable under this Deed.

     1.13 "Taxation Authority" means the Inland Revenue, Customs & Excise, Department of Social Security and any other governmental or other authority whatsoever competent to impose any Taxation whether in the United Kingdom or elsewhere.

     1.14 "Taxation Statute" means any directive, statute, enactment, law or regulation wheresoever enacted or issued, coming into force or entered into providing for imposing any Taxation and shall include orders, regulations, instruments, by-laws or other subordinate legislation made under the relevant statute or statutory provision and any directive, statute, enactment, law, order, regulation or provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same.

     1.15 Headings are for convenience only and shall not affect the construction of this Deed.

     1.16 References to gross receipts, income, profits or gains earned, accrued or received shall include any gross receipts, income, profits or gains deemed pursuant to the relevant Taxation Statute to have been or treated or regarded as earned, accrued or received.

     1.17 Unless the context otherwise requires the singular shall include the plural and vice versa, the masculine shall include the feminine and references to persons shall include bodies corporate, unincorporated associations and partnerships in each case whether or not having separate legal personality.

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2.   Covenant

     2.1 Subject as hereinafter provided the Seller hereby covenants to pay to the Buyer an amount equal to:

          2.1.1 any Liability for Taxation resulting from or by reference to any Event occurring on or before the Closing Date or in respect of any gross receipts, income, profits or gains earned, accrued or received by the Group Company in question on or before the Closing Date;

          2.1.2 any Liability for Taxation for which the Group Company in question would not have been liable but for being treated as being or having been a member of the same group as or associated with any Relevant Company on or prior to the Closing Date for the purposes of any Tax; and

          2.1.3 all costs and expenses reasonably and properly incurred and payable by a Group Company or the Buyer in connection with any action taken to avoid, resist or settle any Tax Claim, Liability for Taxation or otherwise taking or defending any action under this Deed.

3.   Limitation of Sellers Liability

     3.1  The covenant given by clause 2 above shall not cover any Liability for
          Taxation:

          3.1.1 to the extent that a provision or reserve in respect thereof was made in the 2000 Company Financials;

          3.1.2 to the extent that such Liability for Taxation arises from any gross receipts, income, profits or gains earned, accrued or received, Event, act or transaction of a Group Company to which the Liability for Taxation relates in the ordinary course of its trading of the Group Company since the Balance Sheet Date;

          3.1.3 to the extent that such Liability for Taxation arises or is increased wholly as a result of any decision of any court or tribunal or the coming into force of or any change in any enactment, law, regulation, directive, requirement or any published practice of any government, government department or agency or regulatory body (including but not limited to extra statutory concessions of any Taxation Authority) after the date hereof;

          3.1.4 to the extent recovery (less costs and expenses) has been made by the Buyer or a Group Company under the Agreement in respect of the same subject matter;

          3.1.5 to the extent that such Liability for Taxation would not have arisen but for a voluntary act or transaction carried out by the Buyer or a Group Company after the date hereof otherwise than in the ordinary course of business or otherwise than pursuant to a legally binding obligation created on or before the date hereof, wherein either such case such act or transaction was carried out without the consent of the Seller and where the Buyer or a Group Company knew or ought reasonably to have known that such act or transaction would give rise to such Liability for Taxation;


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          3.1.6   except in the case of fraudulent conduct unless written
                  notice of such Liability for Taxation or any Tax Claim which may give rise to such Liability for Taxation specifying in reasonable detail the circumstances giving or which may give rise to such Liability for Taxation and the amount thereof has been served on the Seller on or prior to the seventh anniversary of the Closing Date;

          3.1.7 in respect of stamp duty or stamp duty reserve Tax payable on the transfer or agreement to transfer the Shares pursuant to the Agreement;

          3.1.8 to the extent that the Liability for Taxation has been made good or otherwise compensated for or extinguished at no expense to the Buyer or a Group Company;

          3.1.9 where the Liability for Taxation is attributable to a Group Company ceasing to be entitled to the small companies' rate of corporation tax;

          3.1.10 to the extent that the Liability for Taxation arises or is increased as a consequence of the failure of the Buyer to comply with or procure the compliance of a Group Company with their respective obligations under clauses 4 (disputes and conduct of Tax claims), 7 (recovery from other persons), and 8 (corporation Tax returns);

          3.1.11 to the extent that the Auditors of the relevant Group Company confirm that a specific amount in respect of that Liability for Taxation was taken into account in computing any provision or reserve for deferred Taxation in the 2000 Company Financials;

          3.1.12 to the extent that the Liability for Taxation has been paid or otherwise extinguished on or before the Closing Date;

          3.1.13 to the extent that the Liability for Taxation can be discharged at no cost to the Group Company in question by the surrender of a Relief by the Seller to the Group Company in question;

          3.1.14 to the extent that any Covenantors' Reliefs are available to relieve or mitigate that Liability for Taxation or would have been available but for the application of any of sections 245, 245A, 245B or 768 ICTA 1988 in so far as the Loss of any of the Covenantors' Reliefs arises as a result of an Event occurring after Completion and any Relief that is so available in relation to more than one Liability for Taxation to which this Deed applies shall be deemed, so far as possible, to be used in such a way as to reduce to the maximum extent possible the Seller's total liability hereunder;

          3.1.15 the Liability for Taxation arises or is increased as a result of any increase in the rates of Taxation or variation in the method of applying or calculating the rate of Taxation made after the Closing Date with retrospective effect;


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          3.1.16  the Liability for Taxation comprises interest or penalties arising by virtue of an underpayment of Tax prior to Completion, insofar as such underpayment would not have been an underpayment but for any event or events occurring wholly after the Closing Date;

          3.1.17 the Liability for Taxation arises or is increased as a result of any change made after Completion to the accounting period or the accounting policy or practice of or applicable to the Buyer or any Group Company after the Closing Date;

          3.1.18 the Liability for Taxation would not have arisen or would have been reduced or eliminated but for:

                  (i) the making of a claim, election, surrender or disclaimer or the giving of a notice or consent or the doing of any other thing by any Group Company or any other person connected with any of them (other than the making giving or doing of which was taken in to account in computing any provision or reserve for Taxation in the 2000 Company Financials under or in connection with a provision of an enactment of regulation relating to Taxation otherwise than at the written direction of the Seller; or

                  (ii) the failure or omission on the part of any Group Company or any other person connected with any of them to make any such valid claim, election, surrender or disclaimer or give any notice or consent or do any other thing the making or giving or doing of which was disclosed to the Buyer as taken into account in computing any provision or reserve for Taxation in 2000 Company Financials;

          3.1.19 the matter giving rise to the Liability for Taxation is an amount for which the Buyer or relevant Group Company has a right of recovery against, or an indemnity from, a person other than the Seller or a Relevant Company;

          3.1.20 the Liability for Taxation arises or is increased by any voluntary act of the Buyer or a Group Company after the Closing Date which has the result that any instalment of corporation Tax (within the meaning of section 6 of the Taxes Act 1988) paid prior to the Closing Date pursuant to the Corporation Tax (Instalment Payments) (Large Companies) Regulations 1998 is insufficient.

          and for the purposes of this clause 3 only "Liability for Taxation" shall be deemed to include a liability or loss falling within clause
          2.1.3 above.

     3.2 The Seller shall have no liability to the Buyer under any part of this Deed in respect of any non-availability, inability to use, or loss or restriction of any Relief ("failure of relief") where such failure of relief does not give rise to a Tax liability to which clause 2 applies.

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4.   Disputes and Conduct of Tax Claims

     4.1 If the Buyer or a Group Company shall become aware of a Tax Claim of which the Seller is not then aware, the Buyer shall or shall procure that a Group Company shall within 14 days thereafter give written notice thereof to the Seller.

     4.2 If the Seller shall indemnify a Group Company and/or (as the case shall require) the Buyer to the Buyer's reasonable satisfaction against all liabilities, reasonable costs, damages or reasonable expenses which may be incurred thereby including any additional Liability for Taxation, the Buyer shall and shall procure that a Group Company shall take such action as the Seller may reasonably request by notice in writing given to a Group Company and the Buyer to avoid, dispute, defend, resist, appeal, postpone or compromise any Tax Claim (such a Tax Claim where action is so requested being hereinafter referred to as a "Dispute"). Provided that neither a Group Company nor the Buyer shall be obliged to appeal or procure an appeal against any assessment to Taxation raised on either of them if, the Seller has been given written notice of the receipt of such assessment the Buyer has not at least 5 Business Days prior to the last day for filing notice of appeal received instructions in writing from the Seller to do so.

     4.3 If the Seller does not request the Buyer or a Group Company to take any action under clause 4.2 of this Deed or fails to indemnify the Buyer and a Group Company to the Buyer's reasonable satisfaction within a period of time (commencing with the date of the notice given to the Seller) that is reasonable having regard to the nature of the Tax Claim and the existence of any time limit in relation to avoiding, disputing, defending, resisting, appealing or compromising such Tax Claim and which period shall not in any event exceed a period of 90 days or the Dispute concerns fraudulent conduct, the Buyer or Company shall have the conduct of the Dispute absolutely (without prejudice to its rights under this Deed) and shall be free to pay or settle the Tax Claim on such reasonable terms as the Buyer or a Group Company may in its absolute discretion consider fit.

     4.4 Subject to sub-clause 4.3, if the Seller indemnifies the Buyer and a Group Company in accordance with clause 4.2, the conduct of a Dispute shall be delegated to the Seller upon the following terms (or such other terms as may be agreed from time to time between the Buyer and the Seller):

          4.4.1 the Buyer shall promptly be kept fully informed of all matters pertaining to a Dispute and shall be entitled to see and keep copies of all correspondence and notes or other written records of telephone conversations or meeting and, in the event that there is no written record, shall be given a report of all telephone conversations with any Taxation Authority to the extent that it relates to a Dispute;

          4.4.2 the appointment of solicitors or other professional advisers to any Group Company shall be subject to the approval of the Buyer, such approval not to be unreasonably withheld;

          4.4.3 all written communications pertaining to the Dispute which are to be transmitted to the relevant Taxation Authority shall first be submitted to the Buyer and a Group Company for approval and shall only be finally


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                  transmitted if such approval is given, which approval is not to be unreasonably withheld or delayed; and

          4.4.4 the Seller shall make no settlement or compromise of the Dispute or agree to any matter in the conduct of the Dispute which is likely to affect the amount of any material future Liability for Taxation of a Group Company or of the Buyer without the prior approval of a Group Company and the Buyer (as may be appropriate), such approval not to be unreasonably withheld or delayed.

     4.5 Neither the Buyer nor a Group Company shall be subject to any claim by or liability to the Seller for non-compliance with any of the foregoing provisions of this clause 4 if the Buyer or a Group Company has bona fide acted in accordance with the instructions of the Seller.

5.   Payment Date and Interest

     5.1 Where the Seller is liable to make any payment under clause 2, the due date for the making of that payment (the "Due Date") shall be the later of the date falling seven days after the Buyer has served a notice on the Seller demanding that payment and:

          5.1.1 in a case that involves an actual payment of Taxation by a Group Company, the date on which the Taxation in question would have had to have been paid to the relevant Taxation Authority in order to prevent a liability to a fine, surcharge or penalty from arising in respect of the Liability for Taxation in question; or

          5.1.2 in any case that involves a Liability for Taxation falling within clause 1.6.1 the last date upon which the Taxation is or would have been required to be paid to the relevant Taxation Authority in respect of the period in which the Loss of the Relief occurs (assuming for this purpose that a Group Company had sufficient profits or was otherwise in a position to use the Relief); or

          5.1.3 in any case that involves a Liability for Taxation falling within Clause 1.6.2 the date upon which the repayment was due from the relevant Taxation Authority; or

          5.1.4 in any case that involves a Liability for Taxation falling within clause 1.6.3 the date upon which the Taxation saved by a Group Company is or would have been required to be paid to the relevant Taxation Authority.

     5.2 Any dispute as to the amount specified in any notice served on the Seller under clause 5.1.2, 5.1.3 or 5.1.4 shall be determined by the Auditors of a Group Company for the time being, acting as experts and not as arbitrators (the costs of that determination being shared equally the Seller and the Buyer).

     5.3 If any sums required to be paid by the Seller under this Deed are not paid on the Due Date, then, except to the extent that the Seller's liability under clause 2 compensates the Buyer for the late payment by virtue of it extending to interest and penalties, such sums


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          shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the rate equal to the base rate from time to time of Buyer's bank or (in the absence thereof) at such similar rate as the Buyer shall select from the day following the Due Date up to and including the day of actual payment of such sums such interest to be compounded quarterly.

6.   Taxation of Payments

     6.1 Any sum payable by the Seller to the Buyer under this Deed shall be paid free and clear of any deduction or withholding whatsoever, save only as may be required by law.

     6.2 If any deduction or withholding is required by law to be made from any payment by the Seller under this Deed (other than a payment made pursuant to clause 5.3) or if (ignoring any Relief) the Buyer is subject to Taxation in respect of such payment the Seller shall increase the amount of the payment by such additional amount as is necessary to ensure that the net amount received and retained by the Buyer (after taking account of all deductions or withholdings or Taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to any deductions or withholdings or Taxation.

7.   Recovery from other persons

     7.1 Where the Buyer or a Group Company is or becomes entitled to recover from some other person not being the Buyer a Group Company or any other company within the same group of companies as the Buyer or a Group Company (i) any amount or Relief which is referable to a Liability for Taxation which has resulted in a payment being made by the Seller under this Deed; or (ii) any amount or Relief which is referable to any deduction or withholding under clause 6.2, the Buyer shall or procure that a Group Company shall:

          7.1.1   notify the Seller of its entitlement; and

          7.1.2 if required by the Seller and, subject to the Buyer and a Group Company being secured and indemnified by the Seller against any Taxation that may be suffered on receipt of that amount and any costs and expenses incurred in recovering that amount or obtaining that Relief, take or procure that a Group Company takes all reasonable steps to enforce that recovery or right.

     7.2 If the Buyer or a Group Company recovers or obtains any amount or Relief referred to in clause 7.1 the Buyer shall account to the Seller for:

          7.2.1 any amount recovered (including any related interest or related repayment supplement) less any Taxation suffered in respect of that amount and any costs and expenses incurred in recovering that amount (save to the extent that that amount has already been made good by the Seller under sub-clause 7.1.2) within five Business Days of the date of recovery; and

          7.2.2 in the case of a Relief, the Purchaser shall, within five Business Days of the date on which Taxation would otherwise have been payable had


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                  such credit not been available, pay to the Covenantor an
                  amount equal to the amount of such Taxation;

          subject to a maximum of the aggregates of the amounts paid by the Seller under clause 2 and clause 6 in respect of the Liability for Taxation in question.

8.   Over-provisions and Savings

     8.1 If the Buyer discovers (or is made aware) that any provision for Taxation in the 2000 Company Financials (excluding any provision for deferred tax) may prove to be an over-provision (an "Over-provision") or any Liability for Taxation which may result in a payment under this Deed by the Seller may give rise to a saving of Taxation by any Group Company (a "Saving"), it shall or shall procure that the Group Company give full details to the Seller. The Buyer shall (at the Seller's request and expense) procure that the Auditors certify the amount of the Over-provision or the value of the Saving.

     8.2 In the case of a Saving, the Buyer will as soon as reasonably practicable after the amount of the Saving is certified by the Auditors in accordance with clause 8.1 repay to the Seller the lesser of:

          8.2.1 the amount of the Saving (as determined by the Auditors) less any costs incurred by the Group Companies or the Buyer; and

          8.2.2 the amount paid by the Seller under clause 2 in respect of the Liability for Taxation which gave rise to the Saving less any part of the amount previously repaid to the Seller under any provision of this Deed or otherwise.

     8.3 In the case of an Over-provision, the Buyer shall as soon as reasonably practicable after the amount of the Over-provision is certified by the Auditors in accordance with clause 8.1:

          8.3.1 set off the Over-provision against any payment then due from the Sellers under this Deed;

          8.3.2 to the extent there is an excess, refund to the Sellers any previous payment or payments made by the Sellers under this Deed; and

          8.3.3 to the extent the excess referred to in clause 8.3.2 is not exhausted under that clause, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Covenantors under this Deed.

     8.4 Where any such certification as is mentioned in clause 8.1 has been made, the Seller or the Buyer (in either case at the expense of the person requesting the review) may request the Auditors to review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether, in the light of those circumstances, the amount that was the subject of such certification should be amended.


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     8.5  If the Auditors certify under clause 8.4 that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of clauses 8.2 and 8.3 as the amount of the Over-provision or Saving (as appropriate) in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required by virtue of the above-mentioned substitution shall be made as soon as practicable by the Buyer or (as the case may be) to the Seller.

     8.6 For the purposes of this clause, an Over-provision is a provision for Taxation in the 2000 Company Financials (excluding a provision for deferred taxation) which is or proves to be an Over-provision.

9.   Corporation Tax Returns

     9.1 The Seller or its authorised agent shall at the Seller's cost and expense prepare the corporation Tax returns and computations of a Group Company for all accounting periods ended on or prior to the Balance Sheet Date, to the extent that the same shall not have been prepared before the Closing Date, and submit them to the Buyer.

     9.2 The Buyer shall procure that the returns and computations mentioned in clause 9.1 shall be authorised, signed and submitted to H.M. Inspector of Taxes without amendment or with such amendments as the Buyer reasonably considers to be necessary and shall give the Seller or its agents all such assistance as may reasonably be required (at the Seller's cost and expense) to agree those returns and computations with H.M. Inspector of Taxes provided that the Buyer shall not be obliged to take any such action as is mentioned in this clause 9.2 in relation to any return that is not full, true and accurate in all material respects.

     9.3 The Seller or its duly authorised agents shall at the Seller's cost and expense prepare all documentation and shall have conduct of all matters (including correspondence) relating to the corporation Tax returns and computations of a Group Company for all accounting periods ended on or prior to the Balance Sheet Date provided that the Seller shall not without the prior written consent of the Buyer (not to be unreasonably withheld or delayed) transmit any communication (written or otherwise) to H.M. Inspector of Taxes or agree any matter with H.M. Inspector of Taxes.

     9.4 The Buyer shall procure that a Group Company, affords such access to its books, accounts and records as is necessary and reasonable to enable the Seller or its duly authorised agents to prepare the corporation Tax returns and computations of a Group Company for all accounting periods ended on or before the Balance Sheet Date and conduct matters relating to them in accordance with this clause 9.

     9.5 The Seller shall take all reasonable steps to ensure that the corporation Tax returns and computations of a Group Company for all accounting periods ended on or before the Balance Sheet Date are prepared and agreed with H.M. Inspector of Taxes as soon as possible.

10.  General

     10.1 The provisions of clauses 9.1 (Coordination of Tax Deed Covenant and the Agreement), 11.1 (Consent to Jurisdiction and Service of Process),
          11.2 (Notices),


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

          11.8 (Interpretation) and 11.11 (Counterparts) of the Agreement shall apply mutatis mutandis to this Deed.

     10.2 The benefit of this Deed may be assigned by the Buyer only with the prior written consent of the Covenantors (such consent not to be unreasonably withheld or delayed).

     10.3 The Buyer hereby covenants with the Seller to pay to the Seller by way of adjustment to the consideration for the sale of the Shares, an amount equivalent to any Taxation for which the Seller or any other person falling within section 767A(2) of Taxes Act 1988 ("ICTA") become liable by virtue of the operation of sections 767A, 767AA and 767B of ICTA in circumstances where the taxpayer company (as referred to in section 767A(1)) is any Group Company. The covenant contained in this clause 10.3 shall:

          10.3.1 extend to any reasonable costs incurred by the Seller or such person in connection with such taxation or a claim under clause 10.3;

          10.3.2 not apply to Taxation to the extent that the Buyer could claim payment in respect of it under clause 2; and

          10.3.3 not apply to Taxation which has been recovered under section 767B(2) of ICTA (and the Seller shall procure that no such recovery is sought to the extent that payment is made hereunder).

     10.4 This Deed shall be governed by and construed in accordance with the laws of New York. The parties irrevocably submit to the exclusive jurisdiction of the Courts of New York in respect of any claim, dispute or difference arising out of or in connection with this Deed


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


This deed has been entered into on the date stated at the beginning of this document.


Signed as a Deed by:                   )
Pacific Life Insurance Company         )
presence of:                           )  /s/ Sharon A. Cheever
                                          --------------------------
                                              Sharon A. Cheever
                                              Vice President, Investment Counsel

                                          /s/ Audrey L. Milfs
                                          --------------------------
                                              Audrey L. Milfs
                                              Vice President and Secretary



Signed as a Deed by:                   )
Scottish Annuity & Life Holdings, Ltd. )
presence of:                           )   /s/ Scott E. Willkomm
                                           --------------------------
                                               Scott E. Willkomm
                                               President and Chief Financial
                                                 Officer

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